UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 6, 2010
Quiksilver, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14229 (Commission File Number)	33-0199426 (IRS Employer Identification Number)

15202 Graham Street, Huntington Beach, CA (Address of principal executive offices)	92649 (Zip Code)
Registrant’s telephone number, including area code:
(714) 889-2200
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement
     As previously disclosed, Quiksilver, Inc. (the “Company”) and its subsidiaries Quiksilver Americas, Inc. (“Quiksilver Americas”) and Mountain & Wave S.À.R.L. (“Quiksilver Europe” and, together with Quiksilver Americas, the “Borrowers”) entered into an exchange agreement (the “Exchange Agreement”), dated June 24, 2010, with Rhône Group L.L.C. (“Rhône”) and Romolo Holdings C.V., Triton SPV L.P., Triton Onshore SPV L.P., Triton Offshore SPV L.P. and Triton Coinvestment SPV L.P. (collectively, the “Lenders”). Rhône is the administrative agent under the Credit Agreement, dated July 31, 2009, among the Company, Quiksilver Americas, Rhône and the Lenders (the “U.S. Term Facility”), and the Credit Agreement, dated July 31, 2009, among the Company, Quiksilver Europe, Rhône and the Lenders (the “European Term Facility” and, together with the U.S. Term Facility, the “Rhône Term Facilities”). Pursuant to the Exchange Agreement, subject to customary closing conditions, including the approval of the Exchanges (as defined below) by the Company’s stockholders, the Company, the Borrowers, Rhône and the Lenders agreed to exchange $75 million of the principal balance outstanding under the Rhône Term Facilities (the “First Exchange”) for an aggregate of 16,666,667 shares of the Company’s common stock (the “Common Stock”) at an exchange price of $4.50 per share. In addition, under the Exchange Agreement, the Borrowers had an option, exercisable until August 23, 2010, to exchange a portion of the remaining principal balance outstanding under the Rhône Term Facilities for an additional number of shares of Common Stock at the same exchange price per share (the “Standby Exchange”, and, together with the First Exchange, the “Exchanges”), provided that the number of shares of Common Stock issuable pursuant to the Standby Exchange will not exceed the number of shares of Common Stock that would result in a change of control under the debt agreements of the Company or its subsidiaries. On August 5, 2010, the Company elected to exercise the Standby Exchange for $65 million of the outstanding principal balance under the Rhône Term Facilities and, on August 9, 2010, closed the Exchanges issuing an aggregate of 31,111,111 shares of Common Stock in exchange for $140 million of the principal balance outstanding under the Rhône Term Facilities. Following the Exchanges, the aggregate principal balance outstanding under the Rhône Term Facilities is $23.5 million.
     On August 6, 2010, at a special meeting (the “Special Meeting”) of stockholders, the Company’s stockholders approved the issuance of shares of Common Stock to the Lenders in connection with the Exchanges. In connection with the closing of the Exchanges, and as contemplated by the Exchange Agreement, on August 9, 2010, the Company, Rhône and the Lenders entered into a stockholders agreement (the “Stockholders Agreement”). The Stockholders Agreement provides that, among other things, Rhône Capital III L.P. and the Lenders are entitled to (i) customary registration rights and preemptive rights in respect of the Common Stock issued pursuant to the Exchanges on the same basis as set forth in the Warrant Agreement (defined below), and (ii) information rights similar to certain provisions set forth under the U.S. Term Facility, and that each of Triton Onshore SPV L.P. and Triton Coinvestment SPV L.P. (together, the “Appointing Funds”) are entitled to designate a director to the Board; provided, however, that if the Lenders sell one-third or more of the Common Stock they received in the Exchanges to any persons other than affiliates, then only Triton Onshore SPV L.P. is entitled to designate a director pursuant to the Stockholders Agreement, and if the Lenders sell two-thirds or more of the Common Stock they received in the Exchanges to any persons other than affiliates, then Triton Onshore SPV L.P.’s right to designate a director pursuant to the Stockholders Agreement shall also terminate; provided further, however, that for so long as any directors designated by the Appointing Funds pursuant to the existing Warrant and Registration Rights Agreement, dated July 31, 2009, among Quiksilver, Rhône Capital III L.P. and the Lenders (the “Warrant Agreement”), serve on the Board, then such directors shall be counted as directors designated by the Appointing Funds for purposes of the Stockholders Agreement. Rhône currently has two directors on the Board pursuant to the Appointing Funds’ rights to designate directors under the Warrant Agreement, subject to ownership requirements with respect to the shares underlying the warrants, or the warrants, as applicable, that are similar to those described above. Further, the Stockholders Agreement provides that the Lenders are subject to transfer and standstill restrictions, subject to certain exceptions and ownership requirements.
     The foregoing summary of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholders Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
     On August 9, 2010, the Company issued a press release to announce the closing of the Exchanges. A copy of the August 9, 2010 press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
ITEM 3.02. Unregistered Sales of Equity Securities.
     See the discussion of the Common Stock of Quiksilver, Inc. issued pursuant to the Exchange Agreement under Item 1.01. The shares of Common Stock are being offered and sold in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933. There were no underwriters, underwriting discounts or commissions involved in the transaction.
ITEM 5.07. Submission of Matters to a Vote of Securities Holders.
     A Special Meeting of Stockholders of the Company was held on August 6, 2010. A total of 78,672,289 shares of the Company’s common stock were present or represented by proxy at the meeting, representing more than 59% of the Company’s shares outstanding as of the July 8, 2010 record date. The matter submitted for a vote and the related results are as follows:
     Proposal 1 — Approval of issuance of Common Stock pursuant to the Initial Exchange and potential issuances of Common Stock pursuant to the Standby Exchange and pursuant to the preemptive right provisions of the Stockholders Agreement and the Warrant Agreement. The results of the votes taken were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
75,878,511	2,748,877	44,901	0
ITEM 9.01. Financial Statements and Exhibits.
(d) The following exhibits are filed with this report

Exhibit
Number	Description

10.1	Stockholders Agreement

99.1	Press Release

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUIKSILVER, INC.
Date: August 9, 2010	By:	/s/ Joseph Scirocco
Joseph Scirocco
Chief Financial Officer and Chief Operating Officer

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